# SUPPLY AGREEMENT

THIS SUPPLY AGREEMENT (together with the schedules hereto, this "Agreement"), dated as of January 22, 2013 (the "Effective Date"), is entered into by and between Longfei Imp & Exp Co.,Ltd, ("Supplier"), and Ovation Research Inc., a Nevada, United States of America, corporation ("Purchaser").

## RECITALS

A. Purchaser desires to purchase certain products, as defined in Recital B, below (the "Products"), from Supplier and Supplier desires to supply Purchaser the Products for sale.

B. As used in this Agreement, "Products" mean, those certain Stainless Steel Cookware Sets products manufactured or otherwise produced in the China by Supplier or its agents, initially as set forth in Schedule I hereto, and such other products or product lines from time to time agreed to by Purchaser and Supplier.

## AGREEMENTS

NOW THEREFORE, in consideration of the agreements and covenants set forth herein, and intending to be legally bound thereby, the parties hereto agree as follows:

义乌市龙
YIWU CITY
EXP

1. Product Terms; Licenses and Agreements as to Use.

1.1 Appointment. Purchaser hereby appoints Supplier, and Supplier accepts such appointment, to act as a non-exclusive supplier of the Products to Purchaser.

1.2 Prices. The prices paid by Purchaser to Supplier for Products shall initially be as set forth in Schedule I hereto. Purchaser shall have the right to purchase up to an aggregate of US $250,000 of Products at item prices identified in

Schedule I. Prices are exclusive of all taxes, insurance, and shipping and handling charges, which are Purchaser's sole responsibility.

1.3 Resale of Products. Products may, in the sole discretion of Purchaser, be packaged, marketed and commercially resold by Purchaser under Purchaser's own brand(s).

2. Orders and Payment.

2.1 Orders. Purchaser shall order the Products in writing and delivered to Supplier. The terms and conditions of each order shall be as provided by this Agreement, and the provisions of either party's form of purchase order, acknowledgment or other business forms will not apply to any order notwithstanding the other party's acknowledgment or acceptance of such form.

2.2 Shipment. Shipment will be F.O.B. to Purchaser's specified warehouse ("Delivery Point"), freight collect, at which time title and risk of loss will pass to Purchaser. All freight, insurance and other shipping expenses from Delivery Point, as well as any expenses related to Purchaser's special packing requests, will be borne by Purchaser unless otherwise agreed to in writing by Supplier.

2.3 Payment. Purchaser shall make all payments for the Products pursuant to written payment instructions to Purchaser on time. All payments shall be made in United States Dollars.

2.4 Cancellation. Purchaser may cancel any order of Product prior to shipment referenced in Section 2.2 hereof, provided, however, that such cancelation is made in a writing delivered to Supplier prior to shipment, or if such cancellation made orally to Supplier, such cancellation is confirmed in writing not later than three (3) days after oral cancelation is made. If Purchaser cancels an order of Product which has been accepted by Supplier, Purchaser shall reimburse Supplier within three (3) days of Supplier's reasonable demonstration of evidence for any costs incurred by Supplier related to such order of Purchaser prior to the time Supplier receives knowledge of the cancelation.

3. Term and Termination.

3.1 Term. This Agreement shall commence on the Effective Date and have a term which expires December 31, 2014, unless terminated earlier as provided herein.

3.2 Termination for Insolvency. At the option of Supplier or Purchaser, this Agreement shall terminate immediately if: (i) a receiver is appointed for the other party or its property; (ii) any proceedings are commenced by or for the other party under any bankruptcy, insolvency or debtors' relief law; (iii) any proceedings are commenced against the other party under any bankruptcy insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within sixty (60) days from the date of commencement thereof; or (iv) the other party commences to dissolve under applicable corporate law statutes.

3.3 Termination/Expiration Accounting. All amounts payable by Purchaser to Supplier shall survive termination and become immediately due and payable upon termination.

4. Warranty.

4.1 Warranty Term. Supplier's warranty, as stated in Section 4.3, period is for ninety (90) days from the shipment date.

4.2 Returns of Defective Products. Returns of defective Products under warranty in section 4.3 will be processed through return processing centers and consolidated for shipment semi-monthly or monthly to Supplier by Purchaser. Returns of defective Products will be paid for by Supplier when Supplier authorized carriers are used. Return shipment charges via unauthorized carriers and all customs or broker's fees are the responsibility of Purchaser.

4.3 Supplier Warranty. Supplier warrants that the Products will merchantable, meaning that the Products will pass without objection in the trade of Stainless Steel Cookware Sets, be of not less than fair and average quality for Stainless Steel Cookware Sets, and fit for the ordinary purpose for which such Products are sold. In no event, however, shall Supplier bear any responsibility under its warranty or otherwise for any errors or damages caused by or resulting from misuse or changes in the Products caused or made by Purchaser, nor shall Supplier bear any responsibility for any warranties covering the Purchaser Products.

4.4 Remedies. Supplier's sole obligation, and Purchaser's sole remedy, with respect to any nonconformities in the Products shall be for Supplier to use its reasonable efforts to correct such nonconformities.

4.5 Purchaser Customer Warranties. Purchaser shall be solely responsible to its customers for warranties covering Purchaser products, or warranties covering the Products beyond the scope of the Supplier warranties set forth in this Agreement, provided that Supplier shall provide reasonable assistance to Purchaser without charge to the extent that the customer complaint is a result of nonconformities in the Products during the Purchaser Products warranty period described in Section 6.1.

4.6 No other warranties. Supplier and its contractors/vendors disclaim all other warranties and conditions, either express or implied, including, but not limited to, fitness for a particular purpose, title and non-infringement, with respect to the products and the provision of or failure to provide services.

4.7 Express Disclaimer. Supplier makes no warranties or representations as to the products, except as set forth above. All implied warranties and conditions, including but not limited to fitness for a particular purpose and noninfringement, are hereby disclaimed.

5. Limitation of Liability. The liability of Supplier and its contractors/vendors arising out of or relating to this agreement or the supply of products hereunder, shall be limited to the actual amounts paid by Purchaser to Supplier for the products giving rise to such damages, and shall in no event include loss of profits, cost of procuring substitute goods or services, or any incidental, indirect or consequential damages of any kind, even if Supplier is aware of the possibility of such damages.

6. Confidentiality. Each of the parties hereto agrees to hold confidential and proprietary information and trade secrets obtained from the other, and designated as such in writing by the disclosing party, in confidence and not to use or disclose such confidential

and proprietary information and trade secrets to third parties without the consent of the other party, except that each of parties may disclose such information to their respective employees and agents who need to know such information for the purposes of operating their respective businesses. The parties agree that the provisions contained in this paragraph shall survive the termination of this Agreement.

7. General.

7.1 Assignment. Neither party may assign, delegate, or transfer this Agreement, or any of its rights or duties hereunder, without the prior written consent of the other party. Any attempted assignment or delegation in violation of this section shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties, their successors and permitted assigns. Notwithstanding the foregoing, Supplier may assign its rights and duties hereunder in connection with a merger, consolidation, spin-off, corporate reorganization, acquisition, or sale of all or substantially all the assets of Supplier.

7.2 No Partnership or Joint Venture. Nothing contained herein will in any way constitute any association, partnership, or joint venture between the parties hereto, or be construed to evidence the intention of the parties to establish any such relationship. Neither party will have the power to bind the other party or incur obligations on the other party's behalf without the other party's prior written consent.

7.3 Modification and Waiver. No modification to

this Agreement, nor any waiver of any rights, will be effective unless assented to in writing by the party to be charged, and the waiver of any breach or default shall not constitute a waiver of any other right hereunder or any subsequent breach or default.

7.4 Notices. Any required or permitted notices hereunder must be given in writing at the address of each party set forth below, or to such other address as either party may substitute by written notice to the other in the manner contemplated herein, by one of the following methods: hand delivery; registered, express, or certified mail, return receipt requested, postage prepaid; or nationally-recognized private express courier. Notices will be deemed given on the date received.

If to Supplier: Longfei Imp & Exp Co.,Ltd
No.226 Zhengxing Road,LiuQing Industrial Zone Yiwu,China

If to Purchaser: Ovation Research Inc
15 Miller street, apt 2,Birobidjan, Russia,679016

7.5 Severability. If for any reason any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of this Agreement shall remain in full force and effect.

7.6 Entire Agreement. This Agreement and the schedules and exhibits attached hereto constitute the entire and exclusive agreement between the parties hereto with respect to the subject matter hereof and supersede any prior agreements between

the parties with respect to such subject matter.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed by their duly authorized representatives.

**SUPPLIER:**

Longfei Imp & Exp Co.,Ltd

义乌市龙飞进出口有限公司
YIWU CITY LONGFEI IMPORT AND EXPORT CO.,LTD.

By: 方孝强

Name: John Fang

Title: General Manager

**PURCHASER:**

Ovation Research Inc.

By: Valeria Bulkina

Name: Valeria Bulkina

Title: President

## SCHEDULE I

**YIWU CITY LONGFEI IMPORT AND EXPORT CO.,LTD.**
NO.226 Zhenxing Road, Liuqing Industrial Zone,Yiwu, China E-mail:sales17@longfei-trade.com
Tel:0086-579-85826721 Fax:0086-579-85192101 Mobile:+86-18966016721

# 发 票

## Price list

TermOfPrice:FOB Ningbo

| Item No. | Picture | Description of Goods | Size | Ttl. CTNS | Qty/Ctn | | CBM | Ttl. CBM | G.W./CTN | Ttl. G.W. | Unit Price | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| LFC1 1403 |  | 12pcs Stainless Steel pot with glass cover, wood handle and knob, double bottom | Soup pots:18cm ,20cm,22cm,26cm, Milk pot :18cm , fry pan:26cm | 50 | 2 | SET | 0.059 | 2.95 | 8 | 400 | $13.350 | /SET |
| LFC1 1403-2 |  | 12pcs Stainless Steel pot with glass cover, capsule bottom, bakelite handle | Soup pots:18cm ,20cm,22cm,26cm, Milk pot :18cm , fry pan:26cm | 50 | 2 | SET | 0.059 | 2.95 | 8 | 400 | $14.570 | /SET |

| | | | | | | | | | | | | |
|---|---|---|---|---|---|---|---|---|---|---|---|---|
| LFC11710 |  | 12pcs Stainless Steel pot with glass cover,bakelite handle and knob, double bottom | Soup pots:16cm,18cm,20cm,24cm,Milk pot :16cm, fry pan:24cm | 50 | 2 | SET | 0.077 | 3.85 | 12.4 | 620 | $24.180 | /SET |
| LFC11404 |  | 12pcs Stainless Steel pot with glass cover,bakelite handle and knob,capsule bottom | Soup pots:18cm,20cm,22cm,26cm,Milk pot :18cm, fry pan:26cm | 50 | 2 | SET | 0.065 | 3.25 | 13.8 | 690 | $24.650 | /SET |
| LFC11045 |  | 24/26/28/30cm 4pcs stock pot | 24-26-28-30CM,glass cover | 50 | 2 | SET | 0.082 | 4.1 | 18 | 900 | $27.420 | /SET |
| LFC13418 |  | 12pcs Stainless Steel pot with steel cover, steel handle and steel knob, double bottom | Soup pots:16cm,18cm,20cm,24cm,Milk pot :16cm, fry pan:24cm | 50 | 2 | SET | 0.070 | 3.5 | 13.6 | 680 | $32.800 | /SET |
| | | | | | | | | | | | | |

**1.Time of Shipment:After getting B/L about 25working days**

**2.Terms of Payment:Factory Price .30% deposit should be paid at first**

**3.Bank information:57X Beneficiary's Bank Name:**
**Shanghai Pudong Development Bank Offshore Banking Department**
**Add:No12.Zhongshan Dong Road(1) Shanghai China**
**Swift code:SPDBCNSHOSA**
**59 Beneficiary's Name:**
**HK TIAN HENG INT CO., LTD**
**Bene's A/C No:OSA11443630732790**